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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated September 18, 2003 relating to the financial statements and financial statement schedule of InSight Health Services Holdings Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Orange County, California
June 21, 2004